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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 6, 2002


                           MICROSTRATEGY INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)

               Delaware                                 0-24435                               51-0323571
---------------------------------------    -----------------------------------     ---------------------------------
     (State or Other Jurisdiction                     (Commission                          (I.R.S. Employer
          of Incorporation)                          File Numbers)                       Identification No.)


                          1861 International Drive
                              McLean, Virginia                                                  22102
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                  (Address of Principal Executive Offices)                                    (Zip Code)
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Registrant's telephone number, including area code: (703) 848-8600
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(Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On August 7, 2002, MicroStrategy Incorporated (the "Company") issued a press release announcing that it had closed its previously announced preferred stock restructuring. A copy of this press release is attached hereto as Exhibit
99.1.

         On July 30, 2002, the Company entered into agreements with all of the holders of its Series B Convertible Preferred Stock ("Series B Preferred
Stock"), Series C Convertible Preferred Stock ("Series C Preferred Stock") and
Series D Convertible Preferred Stock ("Series D Preferred Stock"), pursuant to which the Company agreed to redeem or exchange all of its outstanding Series B
Preferred Stock, Series C Preferred Stock and Series D Preferred Stock totaling
$75.5 million in stated value. The agreements provided that if the holders converted any shares of these preferred stock prior to closing, the number of shares of the Company's Class A Common Stock ("Common Stock") to be issued at closing would be reduced by the number of shares issued in the conversion.
Holders of the preferred stock converted $32.825 million stated value of Series
B Preferred Stock, $24.145 million stated value of Series C Preferred Stock and all $14.511 million stated value of Series D Preferred Stock into an aggregate of 695,318 shares of Common Stock. As a result of these conversions, the Company issued the following consideration in redemption and exchange of the remaining outstanding shares of Series B Preferred Stock and Series C Preferred Stock:

         o  $10 million in cash;

         o $5 million in promissory notes which bear interest at a rate of 7.5% per annum, payable semi-annually;

         o  697,728 shares of Common Stock; and

         o  $20.96 million stated value in Series F Convertible Preferred Stock
            (the "Series F Preferred Stock").

         As a result of closing this restructuring, there is no longer any outstanding Series B Preferred Stock, Series C Preferred Stock or Series D
Preferred Stock. The $20.96 million stated value of newly issued Series F
Preferred Stock is convertible into Common Stock at a fixed conversion price of $15.00 per share, resulting in a total of 1,397,174 shares of Common Stock issuable upon the conversion of the Series F Preferred Stock. The conversion price is not subject to any resets or other adjustments (other than with respect to stock splits and similar transactions). The Series F Preferred Stock has a two-year maturity and will not pay dividends. At maturity, the Series F
Preferred stock mandatorily converts into Common Stock at the fixed conversion price of $15.00 per share. As part of the transactions, the preferred holders have agreed to certain trading limitations on the Common Stock issued in the exchange until the first anniversary of the closing or the occurrence of certain specified events.

         The terms of the transactions are more fully set forth in the Second
Redemption and Exchange Agreements attached as Exhibits 10.1, 10.2 and 10.3 to the Company's Current Report on Form 8-K filed on July 31, 2002. The terms of the promissory notes are more fully set forth in the promissory notes attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4. The terms of the

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Series F Preferred Stock are more fully set forth in the Certificate of
Designations, Preferences and Rights of the Series F Convertible Preferred Stock attached hereto as Exhibit 4.1.

 Exhibit       Description
 -------       -----------
  4.1          Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred
               Stock of the Company filed on August 6, 2002.

 10.1          Senior Promissory Note due July 31, 2003 issued by the Company to Fisher Capital Ltd. on
               August 6, 2002.

 10.2          Senior Promissory Note due July 31, 2003 issued by the Company to Wingate Capital Ltd. on
               August 6, 2002.

 10.3          Senior Promissory Note due July 31, 2003 issued by the Company to Leonardo, L.P. on August
               6, 2002.

 10.4          Senior Promissory Note due July 31, 2003 issued by the Company to HFTP Investment L.L.C. on
               August 6, 2002.

 99.1          Press Release of the Company dated August 7, 2002.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 7, 2002             MicroStrategy Incorporated
                                  (Registrant)

                                  By: /s/ Eric F. Brown
                                     -------------------------------------------
                                  Name: Eric F. Brown
                                  Title: President and Chief Financial Officer